Exhibit 99.1

SciPlay Appoints Nick Earl as Independent Director

Former CEO of Glu Mobile Inc. Brings Wealth of Mobile Gaming Experience

LAS VEGAS – (April 12, 2022) – SciPlay Corporation (NASDAQ: SCPL) (“SciPlay”), a leading developer and publisher of digital games on mobile and web platforms, today announced the appointment of Nick Earl to its Board of Directors (the “Board”), effective April 15, 2022. The addition of Mr. Earl brings the SciPlay Board to six members.

Mr. Earl brings more than two decades of gaming industry leadership experience, including substantial experience in casual gaming and building great games and franchises. He most recently served as Chief Executive Officer and Director of Glu Mobile Inc., the developer of successful mobile games such as Design Home and Kim Kardashian: Hollywood. Mr. Earl previously served as Senior Vice President of EA Mobile, where he oversaw the release of multiple leading mobile titles such as The Simpsons: Tapped Out.

“Nick is a gaming industry veteran, and we are thrilled to welcome him to the SciPlay Board,” said Barry Cottle, Executive Chairman of the Board. “Nick’s appointment reflects our commitment to refreshing the SciPlay Board with new, independent members that add skills and experience relevant to SciPlay’s strategy to build and operate the top mobile games in the world.”

“Nick has spent decades building global gaming organizations and leading the development of high-growth mobile and social games,” said Josh Wilson, Chief Executive Officer of SciPlay. “We look forward to benefitting from his insights and expertise as SciPlay advances its strategy to expand into the casual market and become a leading diversified global game developer to enhance value for all shareholders.”

About Nick Earl

Mr. Earl currently serves as a Senior Advisor to AviaGames, a global leader in mobile, social competitive gaming. Previously, Mr. Earl served as President, Chief Executive Officer and Director of Glu Mobile, Inc., a leading global developer and publisher of mobile games, from 2016 to 2021. Prior, he served as Glu Mobile’s President of Global Studios from 2015 to 2016. Before joining Glu Mobile, Mr. Earl served as President of Worldwide Studios at Kabam, Inc., a world leader in massively multiplayer free-to-play games for mobile devices. Previously, Mr. Earl spent over a decade with Electronic Arts Inc., where he served in several management positions including as Senior Vice President & General Manager of EA Mobile. Earlier in his career, Mr. Earl served as VP Product Development at Eidos Interactive.

About SciPlay

SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Hot Shot Casino® and Quick Hit® Slots, MONOPOLY Slots, and 88 Fortunes® Slots and casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live. All of SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Scientific Games Corporation and its Subsidiaries. For more information, please visit SciPlay.com.

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© 2022 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, SciPlay makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission, including SciPlay’s current reports on Form 8-K, quarterly reports on Form 10-Q and SciPlay’s most recent annual report on Form 10-K (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for SciPlay’s ongoing obligations under the U.S. federal securities laws, SciPlay undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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